                                                                 EXHIBIT 4(d)(1)

Ambac                                                Ambac Assurance Corporation
                                              One State Street Plaza, 15th Floor
Certificate Guaranty Insurance Policy                   New York, New York 10004
                                                       Telephone: (212) 668-0340
Insured Obligations:                          Policy Number: AB0686BE

1. American Airlines 2003-1
   Pass Through Trusts,
   American Airlines Pass Through Certificates, Series 2003- 1G
   $254,863,000 Class G Certificates

2. Excess Interest                         Premium: Payable as set forth in the
   (as defined in the attached endorsement)         policy fee letter.

AMBAC ASSURANCE CORPORATION (AMBAC), a Wisconsin stock insurance corporation, in consideration of the payment of the premium and subject to the terms of this Policy, hereby agrees unconditionally and irrevocably to pay to the Trustee for the benefit of the Holders of the Insured Obligations, that portion of the Insured Amounts which shall become Due for Payment but shall be unpaid by reason of Nonpayment.

Ambac will make such payments to the Trustee from its own funds on the later of
(a) one (1) Business Day following notification to Ambac of Nonpayment or (b) the Business Day on which the Insured Amounts are Due for Payment. Such payments of principal or interest shall be made only upon presentation of an instrument of assignment in form and substance satisfactory to Ambac, transferring to Ambac all rights under such Insured Obligations to receive the principal of and interest on the Insured Obligation. Ambac shall be subrogated to all the Holders' rights to payment on the Insured Obligations to the extent of the insurance disbursements so made. Once payments of the Insured Amounts have been made to the Trustee, Ambac shall have no further obligation hereunder in respect of such Insured Amounts.

In the event the Trustee for the Insured Obligations has notice that any payment of principal or interest on an Insured Obligation which has become Due for Payment and which is made to a Holder by or on behalf of the Trustee has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, such Holder will be entitled to payment from Ambac to the extent of such recovery if sufficient funds are not otherwise available.

This Policy is noncancelable by Ambac for any reason, including failure to receive payment of any premium due hereunder. The premium on this Policy is not refundable for any reason. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of Ambac, nor against any risk other than Nonpayment, including failure of the Trustee to make any payment due Holders of Insured Amounts.

To the fullest extent permitted by applicable law, Ambac hereby waives and agrees not to assert any and all rights and defenses, to the extent such rights and defenses may be available to Ambac, to avoid payment of its obligations under this Policy in accordance with the express provisions hereof.

Any capitalized terms not defined herein shall have the meaning given such terms in the endorsement attached hereto or in the Agreement.

In witness whereof, Ambac has caused this Policy to be affixed with its corporate seal and to be signed by its duly authorized officers in facsimile to become effective as their original signatures and binding upon Ambac by virtue of the countersignature of its duly authorized representative.

/s/ Robert J. Genader             [AMBAC SEAL]        /s/ Anne G. Gill
President                                             Secretary

                                                      /s/ Barry Schofield
Effective Date: July 8, 2003                          Authorized Representative

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                      CERTIFICATE GUARANTY INSURANCE POLICY
                                   ENDORSEMENT

Attached to and forming                           Effective Date of Endorsement:
part of Policy No. AB0686BE                                         July 8, 2003
issued to:

U.S. Bank Trust National Association,
not in its individual capacity but solely as Subordination
Agent and Trustee under the Agreement, together with its successors and assigns in such capacity

Citibank, N.A.,
as Class G Liquidity Provider, together with any Replacement Liquidity Provider for any Class G Liquidity Facility solely with respect to Deficiency Amounts described in item (g) of the definition of "Deficiency Amount"

         For all purposes of this Policy, the following terms shall have the following meanings:

         "Agreement" shall mean the Intercreditor Agreement, dated as of July 8, 2003, by and among U.S. Bank Trust National Association, as Class G Trustee, Class C Trustee and Class D Trustee, Citibank, N.A., as Class G Liquidity Provider, Ambac Assurance Corporation, as Policy Provider, and U.S. Bank Trust National Association, as Subordination Agent, without regard to any amendment or supplement thereto unless such amendment or supplement has been executed, or otherwise approved in writing, by the Insurer.

         "Class G Final Legal Distribution Date" means January 9, 2012.

         "Collateral" shall have the meaning set forth in the Insurance
Agreement.

         "Deficiency Amount" shall mean:

with respect to any Regular Distribution Date other than the Class G Final Legal Distribution Date, any shortfall in amounts available to the Subordination Agent, after giving effect to the subordination provisions of the Agreement and to the application of Prior Funds and all other available funds on such Distribution Date in accordance with the Agreement, for the payment of accrued and unpaid interest at the Stated Interest Rate for the Class G Certificates on the Pool Balance of the Class G Certificates on such Distribution Date;

with respect to any Special Distribution Date (other than a Special Distribution Date established pursuant to the second paragraph of Section 3.07(c) of the Agreement) established by reason of receipt of a Special Payment constituting the proceeds of any Series G Equipment Note or the related Collateral, as the case may be (each a "Disposition Payment"), any shortfall in the amounts available to the Subordination Agent, after giving effect to the subordination provisions of the Agreement and to the application of any Prior Funds and all other available funds (including, without limitation, the application of the related Disposition Payment) in accordance with the Agreement, for the reduction in the outstanding Pool Balance of the Class G Certificates by an amount equal to the outstanding principal amount of such Series G Equipment Note (determined immediately prior to the receipt of such Disposition Payment and less any Insured Amounts previously paid by the Insurer on the Class G Certificates in respect of principal of such Series G Equipment Note), plus accrued and unpaid interest on the amount of such

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reduction accrued at the Stated Interest Rate for the Class G Certificates for
the period from the immediately preceding Regular Distribution Date to such Special Distribution Date;

with respect to the Special Distribution Date established by reason of the failure of the Subordination Agent to have received a Special Payment constituting a Disposition Payment on or before the date which is twenty-four
(24) months after the last date on which full payment due was made on such Series G Equipment Note (the date of such payment in full, the "Last Payment Date") as to which there has been a failure to pay principal or that has been accelerated subsequent to the Last Payment Date, if, on or prior to such Special Distribution Date, there has not been a drawing made theretofore pursuant to clause (b) above, the amount equal to the then outstanding principal amount of such Series G Equipment Note, plus accrued and unpaid interest thereon at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to such Special Distribution Date; provided, however, that if the Insurer shall have duly given a Notice of Insurer Election with respect to such Series G Equipment Note, the Deficiency Amount with respect to such Special Distribution Date shall be an amount equal to the shortfall in amounts available to the Subordination Agent, after giving effect to the application of any drawing paid under the Class G Liquidity Facility in respect of interest due on the Class G Certificates on such Distribution Date and any withdrawal from the Class G Cash Collateral Account in respect of interest due on such Distribution Date in accordance with the Agreement, in each case, attributable to interest on such Series G Equipment Note, for payment of an amount equal to the scheduled principal and interest due but not paid on such Series G Equipment Note (without regard to Acceleration thereof) during such twenty-four (24) month period;

with respect to each Regular Distribution Date following the Special Distribution Date as to which any Notice of Insurer Election described in the proviso to clause (c) above has been given in respect of any Series G Equipment Note, and prior to the establishment of a Special Distribution Date at the election of the Insurer in accordance with the last sentence of the second paragraph of Section 3.07(c) of the Agreement or an Election Distribution Date with respect to such Series G Equipment Note, an amount equal to the scheduled principal (without regard to the Acceleration thereof) and interest payments (without regard to any funds available under the Class G Liquidity Facility or the Class G Cash Collateral Account) at the Stated Interest Rate for the Class G Certificates (without duplication of any payments that may be required to be made under item (a) above) that were to become due on such Regular Distribution Date on such Series G Equipment Note;

with respect to any Special Distribution Date elected by the Insurer pursuant to a Notice of Insurer Election in accordance with the last sentence of the second paragraph of Section 3.07(c) of the Agreement or which is an Election Distribution Date, an amount equal to the shortfall in amounts available to the Subordination Agent to pay in full the then outstanding principal balance of the Series G Equipment Note as to which such Special Distribution Date or such Election Distribution Date, as applicable, relates and accrued and unpaid interest thereon at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to such Special Distribution Date or such Election Distribution Date, as the case may be, less any Insured Amounts previously paid by the Insurer in respect of principal on such Series G Equipment Note;

with respect to the Class G Final Legal Distribution Date, any shortfall in amounts available to the Subordination Agent, after giving effect to the subordination provisions of the Agreement, and to the application of Prior Funds and all other available funds in accordance with the Agreement, for the payment in full of the Final Distributions (calculated as of such date but excluding any accrued and unpaid premium (which shall include, without limitation, any accrued and unpaid Make-Whole Amount)) on the Class G Certificates; and

with respect to any Distribution Date (including any Special Distribution Date or Election Distribution Date) which occurs during any Excess Interest Period, the amount equal to the Excess Interest unpaid on such date;

provided, further, for the avoidance of doubt, that the Deficiency Amount shall not include amounts arising as a result of (i) deductions for or withholdings of Taxes in respect of any payments made or to be made by the Subordination Agent, the Class G Trust, the Class G Trustee or the Class G Liquidity Provider or amounts received by the Subordination Agent, the Class G Trust, the Class G Trustee or the Class G Liquidity Provider, (ii) any Taxes imposed on

                                                          Form No. 2B-0194(1/03)

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the payments or amounts referenced in clause (i), and (iii) any Taxes imposed on the Subordination Agent, the Class G Trust or the Class G Trustee.

         "Disposition Payment" shall have the meaning given to such term in subclause (b) of the definition of "Deficiency Amount"

         "Due for Payment" shall mean, with respect to any Distribution Date, the Insured Amount that is payable to the Holders in respect of the Class G Certificates on such Distribution Date or to the Class G Liquidity Provider in respect of Excess Interest in the manner provided in the Agreement.

         "Election Distribution Date" shall mean any Special Distribution Date established by the Subordination Agent upon twenty (20) days' Written Notice to the Class G Trustee and the Policy Provider by reason of the occurrence and continuation of a Policy Provider Default occurring after a Notice of Insurer Election has been given.

         "Excess Interest" shall mean interest accrued on all outstanding Drawings under the Class G Liquidity Facility in respect of the Class G Certificates, exclusive of any default interest, from and after the first day of any Excess Interest Period to the date of determination.

         "Excess Interest Period" shall mean, with respect to any Series G Equipment Note and Drawing in respect of the Class G Certificates attributable thereto, the period commencing on the day immediately following the end of the twenty-four (24) month period referred to in clause (c) of the definition of "Deficiency Amount" with respect to any such Series G Equipment Note, and ending on the later to occur of (i) the Class G Final Legal Distribution Date and (ii) the date on which all obligations owed to the Class G Liquidity Provider have been paid in full.

         "Holder" shall mean any person who is the registered owner or beneficial owner of any Class G Certificates and who, on the applicable Distribution Date, is entitled under the terms of the Class G Certificates to payment thereunder.

         "Insolvency Proceeding" means the commencement, after the date hereof, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against American Airlines, Inc. or the Class G Liquidity Provider and the commencement, after the date hereof, of any proceedings by American Airlines, Inc. or the Class G Liquidity Provider for the winding up or liquidation of its affairs or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to American Airlines, Inc. or the Class G Liquidity Provider.

         "Insurance Agreement" shall mean the Insurance and Indemnity Agreement dated as of July 8, 2003, by and among the Insurer, American Airlines, Inc. and U.S. Bank Trust National Association, not in its individual capacity, but solely as Subordination Agent and Class G Trustee, as amended, modified or supplemented from time to time in accordance with the terms thereof.

                                                          Form No. 2B-0194(1/03)

         "Insurance Policy" or "Policy" shall mean the Certificate Guaranty Insurance Policy No. AB0686BE of which this Endorsement is a part together with each and every endorsement thereto.

         "Insured Amount" shall mean, with respect to any Distribution Date, the Deficiency Amount for such Distribution Date.

         "Insured Obligations" shall mean the Class G Certificates and Excess Interest in respect of the Class G Certificates.

         "Insurer" shall mean Ambac Assurance Corporation, or any successor thereto, as issuer of the Insurance Policy.

         "Last Payment Date" shall have the meaning given to that term in subclause (c) of the definition of "Deficiency Amount".

         "Nonpayment" shall mean, with respect to any Distribution Date, an Insured Amount which is Due for Payment but has not been paid in respect of such Distribution Date.

         "Notice of Avoided Payment" shall mean the telephonic notice, promptly confirmed in writing by facsimile in the form of Exhibit B to the Policy, in each instance delivered or performed on a Business Day and sent to the contact person for the Insurer at the address and/or fax number set forth in Section
9.03 of the Agreement, the original of which is subsequently delivered by registered or certified mail from the Subordination Agent specifying the Preference Amount which shall be due and owing on the applicable Distribution Date.

         "Notice of Insurer Election" shall mean a notice given by the Insurer when no Policy Provider Default shall have occurred and be continuing, stating that the Insurer elects to make payments of Deficiency Amounts as defined under the proviso to clause (c) and the provisions of clause (d) and, if applicable, clause (e) of the definition of "Deficiency Amounts" in respect of any Series G Equipment Note in lieu of applying clause (c) (without the proviso) of the definition of "Deficiency Amount", which notice shall be given to the Subordination Agent not less than five (5) days prior to the Special Distribution Date established for payment of a Deficiency Amount under clause
(c) (without the proviso) of the definition thereof and not less than twenty
(20) days prior to the Special Distribution Date elected by the Insurer for payment of a Deficiency Amount under clause (e) of the definition thereof.

         "Notice of Nonpayment" shall mean the telephonic notice, promptly confirmed in writing by facsimile in the form of Exhibit A-1 (or, with respect to Insured Amounts in respect of amounts described in item (g) of the definition of "Deficiency Amount," Exhibit A-2) to the Policy, in each instance delivered or performed on a Business Day and sent to the contact person for the Insurer at the address and/or fax numbers set forth in Section 9.03 of the Agreement, the original of which is subsequently delivered by registered or certified mail from the Subordination Agent (or, with respect to Insured Amounts in respect of amounts described in item (g) of the definition of "Deficiency Amount" from the Class G Liquidity Provider) specifying the Insured Amount which shall be due and owing to the Subordination Agent (or, with respect to Insured Amounts in respect of amounts described in item (g) of the definition of "Deficiency Amount,"

                                                          Form No. 2B-0194(1/03)
to the Class G Liquidity Provider) for distribution to the Holders or the Class G Liquidity Provider in respect of the Class G Certificates, as applicable, on the applicable Distribution Date.

         "Order" shall mean a final, non-appealable order of a court of competent jurisdiction exercising jurisdiction in an insolvency proceeding providing for recovery of a Preference Amount.

         "Preference Amount" means any payment of principal of, or interest at the Stated Interest Rate on, the Series G Equipment Notes made to the Class G Trustee or the Subordination Agent or (without duplication) any payment of the Pool Balance of, or interest at the Stated Interest Rate on, the Class G Certificates (or any payment of the proceeds of any drawing under the Class G Liquidity Facility in respect of the Class G Certificates) made to a Holder which has become recoverable or been recovered from the Class G Trustee, the Subordination Agent or the Holders (as the case may be) as a result of such payment being determined or deemed a preferential transfer pursuant to the United States Bankruptcy Code or otherwise rescinded or required to be returned in accordance with an Order; provided, that, for the avoidance of doubt, the Preference Amount shall not include any amounts that were or are required to be deducted in respect of taxes from the related preferential transfer.

         "Prior Funds" shall, at any date of determination, mean (i) any drawing paid under the Class G Liquidity Facility in respect of interest due on the Class G Certificates on such date, and (ii) any amounts withdrawn from the Class G Cash Collateral Account in respect of interest due on the Class G Certificates on such date.

         "Subordination Agent" shall mean U.S. Bank Trust National Association not in its individual capacity but solely as Subordination Agent under the Agreement, or any successor thereto under the Agreement.

         "Trustee" for purposes of the Policy shall mean the Subordination Agent or, with respect to Insured Amounts in respect of amounts described in item (g) of the definition of "Deficiency Amount," the Class G Liquidity Provider.

         Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement, as defined herein.

         Notwithstanding the first sentence of the second paragraph of the face of the Policy, the Insurer will pay any Insured Amount payable hereunder no later than 4:00 p.m. (New York City time) to the Subordination Agent (or, with respect to Insured Amounts in respect of amounts described in item (g) of the definition of "Deficiency Amount," to the Class G Liquidity Provider) on the later of (i) the Distribution Date on which the related Insured Amount is Due for Payment, or (ii) the Business Day on which the Insurer receives a Notice of Nonpayment; provided that, if such Notice of Nonpayment is received after 1:00 p.m. (New York City time) on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice of Nonpayment is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Subordination Agent (or the Class G

                                                          Form No. 2B-0194(1/03)

Liquidity Provider, if applicable) and the Subordination Agent (or the Class G Liquidity Provider, if applicable) may submit an amended Notice of Nonpayment.

         Notwithstanding the third paragraph of the face of the Policy, the Insurer shall pay any Preference Amount due to be paid pursuant to an Order, no later than 4:00 p.m. on the later of (x) the Special Distribution Date established for the payment of such Preference Amount (or, if payment is to be made to a receiver, conservator, debtor-in-possession or trustee in bankruptcy, on the date specified in the Order) and (y) the third Business Day following receipt by the Insurer on a Business Day of (i) a certified copy of an Order,
(ii) a certificate by or on behalf of the Subordination Agent, the Class G Trustee and the Holder, as applicable, that such Order has been entered, is final and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by the Subordination Agent, the Class G Trustee or the Holder, as applicable, irrevocably assigning to the Insurer all rights and claims of the Subordination Agent, the Class G Trustee or the Holder (provided such Preference Amount is received by the Holder) with respect to such Preference Amount, and (iv) a Notice of Avoided Payment (in the form attached hereto as Exhibit B) appropriately completed and executed by the Subordination Agent. Any Notice of Avoided Payment received by the Insurer after 1:00 p.m. (New York City time) on a Business Day shall be deemed to have been received on the next Business Day. If any Notice of Avoided Payment is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph and the Insurer shall promptly so advise the Subordination Agent and the Subordination Agent may submit an amended Notice of Avoided Payment. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Subordination Agent, the Class G Trustee or the Holder directly, unless the Subordination Agent, the Class G Trustee or the Holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Insurer will pay to the Subordination Agent for payment over to the Holder or the Class G Trustee, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Insurer and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

         No instrument of assignment shall be required notwithstanding the second paragraph of the face of the Policy except in connection with payment of a Preference Amount. Notwithstanding the second paragraph of the face of the Policy, the Insurer shall be subrogated to the rights of the holders of the Class G Certificates and to the rights of the holders of the Series G Equipment Notes only to the extent provided in the Agreement. For the avoidance of doubt, the subrogation provisions in the Agreement include Sections 2.04, 3.02, 3.03 and 3.08 thereof.

         A premium will be payable on this Policy in accordance with the terms of the Insurance Agreement.

         The Policy to which this Endorsement is attached and of which it forms a part is hereby amended to provide that the Insurer shall have no obligation
(i) to pay any Insured Amount or Preference Amount except at the times and in the amounts expressly provided for in this Policy or (ii) to pay any amount in excess of $254,863,000, plus interest at the Stated Interest Rate for

                                                          Form No. 2B-0194(1/03)
the Class G Certificates for the period during which the Class G Certificates were outstanding plus Excess Interest. Clause (ii) of the preceding sentence shall not limit the Insurer's payment obligations with respect to any Deficiency Amount paid by the Insurer which becomes a Preference Amount.

         THIS POLICY DOES NOT COVER (I) PREMIUMS (INCLUDING, WITHOUT LIMITATION, ANY ACCRUED AND UNPAID MAKE-WHOLE AMOUNT), IF ANY, PAYABLE IN RESPECT OF THE CLASS G CERTIFICATES, (II) SHORTFALLS, IF ANY, ATTRIBUTABLE TO WITHHOLDING TAXES IMPOSED IN CONNECTION WITH PAYMENTS IN RESPECT OF THE CLASS G CERTIFICATES (INCLUDING INTEREST, PENALTIES AND ADDITIONS IN RESPECT OF SUCH TAXES) OR (III) ANY RISK OTHER THAN THE RISK OF NONPAYMENT AND THE RISK OF THE OCCURRENCE OF A PREFERENCE AMOUNT, INCLUDING FAILURE OF THE SUBORDINATION AGENT OR THE CLASS G TRUSTEE TO MAKE ANY PAYMENT DUE TO THE HOLDERS OF THE CLASS G CERTIFICATES FROM FUNDS RECEIVED.

         This Policy and the obligations of the Insurer hereunder shall terminate on the day (the "Termination Date") which is one year and one day following the Distribution Date upon which the Final Distributions on the Class G Certificates are made. The foregoing notwithstanding, if an Insolvency Proceeding has commenced and has not been concluded or dismissed on the Termination Date, then this Policy and the Insurer's obligations hereunder shall terminate on the later of (i) the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding, and (ii) the date on which the Insurer has made all payments required to be made under the terms of this Policy in respect of Preference Amounts.

         Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above-mentioned Policy other than as specifically provided for otherwise by this Endorsement.

         The obligations of the Insurer to make payments to the Class G Liquidity Provider hereunder may not be amended or modified without the consent of the Class G Liquidity Provider.

         This Policy shall be construed under the laws of the State of New York.

         IN THE EVENT THAT AMBAC ASSURANCE CORPORATION WERE TO BECOME INSOLVENT, ANY CLAIMS ARISING UNDER THE POLICY WOULD BE EXCLUDED FROM COVERAGE BY THE CONNECTICUT GUARANTY ASSOCIATION.

         There shall be no acceleration of payments due under the Policy with respect to Insured Amounts except at the sole option of the Insurer. For purposes of this paragraph, acceleration of payment shall mean, without limitation, any acceleration of a payment by reason of a payment default or insolvency of American Airlines, Inc. or the Class G Trust.

                                                          Form No. 2B-0194(1/03)

         IN WITNESS WHEREOF, the Insurer has caused this Endorsement to the Policy to be signed by its duly authorized officers.

Vice President                               Assistant Secretary

   /s/ Barry Schofield                          /s/ Melissa Velie
------------------------------               -----------------------------------

                                                          Form No. 2B-0194(1/03)

                                   EXHIBIT A-1
                  TO THE CERTIFICATE GUARANTY INSURANCE POLICY
                               Policy No. AB0686BE

                         NOTICE OF NONPAYMENT AND DEMAND
                        FOR PAYMENT OF AN INSURED AMOUNT

                                                      Date: [         ]

AMBAC ASSURANCE CORPORATION
One State Street Plaza
New York, New York 10004
Attention: General Counsel

         Reference is made to Certificate Guaranty Insurance Policy No. AB0686BE (together with all endorsements thereto, the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings ascribed to such terms in or pursuant to the Policy unless the context otherwise requires.

         The Subordination Agent hereby certifies as follows:

                  1. The Subordination Agent is an agent for the Class G Trustee under the Agreement.

                  2. The relevant Distribution Date is __________. Such Distribution Date is a [Regular Distribution Date, a Special Distribution Date, Election Distribution Date, or the Class G Final Legal Distribution Date].

                  [3. Payment of interest at the Stated Interest Rate for the Class G Certificates accrued to the Distribution Date which is a Regular Distribution Date as determined pursuant to paragraph (a) of the definition of "Deficiency Amount" in the Policy is an amount equal to $_________________.]

                  [3. The amount determined for payment to the Holders of the Class G Certificates pursuant to paragraph (b) of the definition of "Deficiency Amount" in the Policy on the Distribution Date which is a Special Distribution Date in respect of a reduction in the outstanding Pool Balance of such Class G Certificates and interest on the amount of such reduction at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to such Special Distribution Date is $___________.]

                  [3. The Subordination Agent has not received a timely Notice of Insurer Election pursuant to the Policy and the amount determined for payment to the Holders of the Class G Certificates pursuant to paragraph (c) of the definition of "Deficiency Amount" in the Policy on the Distribution Date which is a Special Distribution Date in respect of the outstanding principal amount of the relevant Series G Equipment Note(s) and interest accrued thereon at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to such Special Distribution Date is $_______.]

                  [3. The Subordination Agent has received a timely Notice of Insurer Election pursuant to the Policy and the amount determined for payment to the Holders of the Class G Certificates pursuant to the proviso in paragraph (c) of the definition of "Deficiency Amount" in the Policy on the Distribution Date which is a Special Distribution Date in respect of scheduled principal (without regard to Acceleration thereof) and interest at the Stated Interest Rate for the Class G Certificates that is due on the relevant Series G Equipment Note(s) during the twenty-four
                           (24) month period referred to in such paragraph (c) is $_________.]

                  [3. The Subordination Agent has received a timely Notice of Insurer Election pursuant to the Policy, no Election Distribution Date has been established pursuant to the Policy or Special Distribution Date established at the election of the Insurer in accordance with Section 3.07(c) of the Agreement and the amount determined for payment to the Holders of the Class G Certificates pursuant to paragraph (d) of the definition of "Deficiency Amount" in the Policy on the Distribution Date which is a Regular Distribution Date in respect of scheduled principal (without regard to acceleration thereof) and (without duplication of any payments that may be required to be made pursuant to paragraph (a) of such definition) interest at the Stated Interest Rate for the Class G Certificates due on the Regular Distribution Date on the relevant Series G Equipment Note(s) is $____________.]

                  [3. The amount determined for payment to the Holders of the Class G Certificates pursuant to paragraph (e) of the definition of "Deficiency Amount" in the Policy on the Distribution Date which is a Special Distribution Date elected by the Insurer in accordance with Section 3.07(c) of the Agreement or an Election Distribution Date in respect of the outstanding principal balance of the relevant Series G Equipment Note(s) and accrued interest thereon at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to such Special Distribution Date or Election Distribution Date, as the case may be, is $__________.]

                  [3. The amount determined for payment to the Holders of the Class G Certificates pursuant to paragraph (f) of the definition of "Deficiency Amount" in the Policy on the Distribution Date which is the Class G Final Legal Distribution Date in respect of interest at the Stated Interest Rate and the Pool Balance of such Class G Certificates is $__________.]

                  4. There is a Deficiency Amount in respect of such Distribution Date of $__________________ in respect of the Class G Certificates, which amount is an Insured Amount pursuant to the terms of the Policy.

                  5. The sum of $__________________ is the Insured Amount that is Due for Payment to the Subordination Agent.

                  6. The Subordination Agent has not heretofore made a demand for the Insured Amount in respect of such Distribution Date.

                  7. The Subordination Agent hereby requests that payment of such Insured Amount that is Due for Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

                           [ ]
                                    ABA  #[   ]
                                    Acct #[   ]
                                    FBO:  [   ]

                           [Policy Account number.]

                  8. The Subordination Agent hereby agrees that, following receipt of the Insured Amount from Ambac, it shall
                           (a) cause such funds to be deposited in the Policy Account and not permit such funds to be held in any other account, (b) cause such funds to be paid to the Class G Trustee for distribution to the Holders of Class G Certificates in payment of the Pool Balance of, or interest on, the Class G Certificates and not apply such funds for any other purpose and (c) maintain an accurate record of such payments with respect to the Class G Certificates, and the corresponding claim on the Policy and proceeds thereof.

                                  U.S. Bank Trust National Association, not in
                                  its individual capacity but solely as
                                  Subordination Agent
                                           By: _________________________________

                                           Title: ______________________________
                                                            (Officer)

                                   EXHIBIT A-2
                  TO THE CERTIFICATE GUARANTY INSURANCE POLICY
                               Policy No. AB0686BE

                         NOTICE OF NONPAYMENT AND DEMAND
            FOR PAYMENT OF AN INSURED AMOUNT TO THE CLASS G LIQUIDITY
                                    PROVIDER


                                                         Date: [         ]

AMBAC ASSURANCE CORPORATION
One State Street Plaza
New York, New York 10004
Attention: General Counsel

         Reference is made to Certificate Guaranty Insurance Policy No. AB0686BE (together with all endorsements thereto, the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings ascribed to such terms in or pursuant to the Policy unless the context otherwise requires.

         The Class G Liquidity Provider hereby certifies as follows:

                  1. The relevant Distribution Date is __________. Such Distribution Date is a Distribution Date described in item (g) of the definition of "Deficiency Amount" in the Policy. The Excess Interest payable on such Distribution Date to the Class G Liquidity Provider is $________.

                  2. There is a Deficiency Amount in respect of such Distribution Date of $__________________ in respect of amounts owed to the Class G Liquidity Provider in respect of the Class G Certificates, which amount is an Insured Amount pursuant to the terms of the Policy.

                  3. The sum of $__________________ is the Insured Amount that is Due for Payment to the Class G Liquidity Provider.

                  4. The Class G Liquidity Provider has not heretofore made a demand for the Insured Amount in respect of such Distribution Date.

                  5. The Class G Liquidity Provider hereby requests that payment of such Insured Amount that is Due for Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

                           [ ]
                                    ABA  #[   ]
                                    Acct #[   ]
                                    FBO:  [   ]

                           [Policy Account number.]

                  6. The Class G Liquidity Provider hereby agrees that, following receipt of the Insured Amount from Ambac, it shall maintain an accurate record of such payments with respect to the Class G Liquidity Facility and the corresponding claim of the Class G Liquidity Provider on the Policy and proceeds thereof.

                                  Citibank, N.A., as Class G Liquidity Provider
                                           By: _________________________________

                                           Title: ______________________________
                                                           (Officer)

                                    EXHIBIT B
                  TO THE CERTIFICATE GUARANTY INSURANCE POLICY
                               Policy No. AB0686BE

                      NOTICE OF AVOIDED PAYMENT AND DEMAND
                        FOR PAYMENT OF PREFERENCE AMOUNTS

                                                           Date: [        ]

AMBAC ASSURANCE CORPORATION
One State Street Plaza
New York, New York 10004
Attention: General Counsel

         Reference is made to Certificate Guaranty Insurance Policy No. AB0686BE (together with all endorsements thereto, the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings ascribed to such terms in or pursuant to the Policy unless the context otherwise requires.

         The Subordination Agent hereby certifies as follows:

         1. The Subordination Agent is an agent for the Class G Trustee under the Agreement.

         2. The Subordination Agent has established ______________ as a Special Distribution Date pursuant to the Agreement for amounts claimed hereunder.

         3. An Order providing for the recovery of a Preference Amount of $___________________ has been issued.

         4. $__________________ of the amount set forth in item No. 3 above has been paid by the Subordination Agent, the Class G Trustee or the Holders and $________________ is required to be paid to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

         5. The Subordination Agent has not heretofore made a demand for such Preference Amount.

         6. The Subordination Agent hereby requests that payment of $______________ of such Preference Amount be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and $________________ of such Preference Amount be paid to the Subordination Agent for payment over to the Class G Trustee for distribution to the Holders, in each case, by Ambac under the Policy and directs that such payments under the Policy be made to the following accounts by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

         7. For the portion to be paid to the receiver, conservator, debtor-in-possession or trustee, to____________________:

                  ABA  #[ ]
                  Acct #[ ]
                  FBO:  [ ]

                  [relevant account number]

                  For the portion to be paid to the Subordination Agent:

                  ABA  #[ ]
                  Acct #[ ]
                  FBO:  [ ]

                  [Policy Account Number]

                                  U.S. Bank Trust National Association, not in
                                  its individual capacity but solely as
                                  Subordination Agent
                                        By: ____________________________________

                                        Title:__________________________________
                                                       (Officer)